Exhibit 10(e)(iv)
SOUTH JERSEY INDUSTRIES, INC.

SCHEDULE OF OFFICER AGREEMENTS

Pursuant to Rule 12b-31, the following sets forth the material details which differ in the Officer Change in Control Agreements, the form of which is filed herewith as Exhibit 10(e)(iii).

Name	Capacities in Which Served	Effective Date of Agreement	Severance Multiple of Base Salary and Average Annual Bonus	Duration of Continued Medical Insurance

Michael J. Renna	Director, President and Chief Executive Officer, South Jersey Industries, Inc.	1/1/20	3X	3 years

Steven R. Cocchi	Senior Vice President and Chief Financial Officer, South Jersey Industries, Inc.	1/1/20	2X	2 years

Melissa J. Orsen	Senior Vice President, South Jersey Industries, Inc. and President, SJIU	1/1/20	2X	2 years

Eric Stein	Senior Vice President and General Counsel	2/18/22	2X	2 years

Leonard Brinson, Jr.	Senior Vice President and Chief Information Officer	2/18/22	2X	2 years

Karen Phillips	Senior Vice President, Human Resources	2/18/22	2X	2 years